LAW OFFICES
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         Twelfth Floor Packard Building
                             111 South 15th Street
                          Philadelphia, PA 19102-2678

                                                                      EXHIBIT 5


                                October 20, 1997


Toll Brothers, Inc.
3103 Philmont Avenue
Huntingdon Valley, PA 19006

Toll Corp.
3103 Philmont Avenue
Huntingdon Valley, PA 19006

     RE:   Toll Corp.
           Toll Brothers, Inc.
           Registration Statement on Form S-3
           ----------------------------------


Gentlemen:

     As counsel for Toll Brothers, Inc., a Delaware corporation (the "Company") and Toll Corp., a Delaware corporation ("Toll"), we have reviewed a Registration Statement on Form S-3 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") in the form proposed to be filed by the Company and Toll with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $289,000,000 or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies including the European Currency Unit:
(i) debt securities of Toll, consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series (the "Debt Securities"), guaranteed by the Company, which in each case are to be issued under an indenture (an "Indenture" and, collectively with any other indentures relating to other Debt Securities, the "Indentures") to be entered into among the Company, Toll and an institution to be designated prior to the issuance of any Debt Securities under such Indenture to serve as trustee thereunder (a "Trustee" and, collectively with the trustees, if any, under other Indentures, the "Trustees"); (ii) Guarantees of the Company ("Guarantees") guaranteeing payment of the Debt Securities; (iii) shares of the Company's common stock, $.01 par value (the "Common Stock"); and (iv) shares of the Company's preferred stock, $.01 par value (the "Preferred Stock"), in one or more series. The


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Toll Brothers, Inc.
Toll Corp.
October 20, 1997
Page 2


Debt Securities, the Guarantees, the Common Stock and the Preferred Stock are collectively referred to herein as the "Offered Securities."

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     For the purpose of rendering this opinion, we have examined (i) the Registration Statement relating to the Offered Securities; (ii) the form of Indenture being filed as an exhibit to the Registration Statement; (iii) the Certificates of Incorporation of the Company and of Toll as currently in effect (the "Certificates of Incorporation"); (iv) the Bylaws of the Company and of Toll as currently in effect (the "Bylaws"); and (v) certain resolutions adopted by the Boards of Directors of the Company and of Toll (the "Boards of Directors") relating to the issuance of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and of Toll, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, Toll and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company and Toll signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and Toll and others.

     We are admitted to practice before the bar in the Commonwealth of Pennsylvania and in the States of New Jersey and Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Offered Securities, including without limitation, any securities that may be issued upon conversion or exchange of any of the Offered Securities.

     Based upon and subject to the foregoing and such examinations of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that:

     1. The form of Indenture filed as an exhibit to the Registration Statement (the "Basic Indenture") has been duly authorized by the Boards of


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Toll Brothers, Inc.
Toll Corp.
October 20, 1997
Page 3


          Directors of the Company and of Toll. The Basic Indenture and each other Indenture in the form of the Basic Indenture, as modified in accordance with duly adopted resolutions of the Boards of Directors of the Company and of Toll to reflect the additional terms applicable to the Debt Securities to which such Indenture relates, when executed and delivered by the Company and Toll, will be a valid and binding agreement, enforceable against the Company and Toll in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

     2. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities (the "Debt Underwriting Agreement") has been duly authorized, executed and delivered by the Company and Toll and the other parties thereto; (ii) if the Offered Debt Securities are to be sold on an agency basis, the distribution agreement with respect to the Offered Debt Securities (the "Debt Distribution Agreement") has been duly authorized, executed and delivered by the Company and Toll and the other parties thereto;
          (iii) the Boards of Directors of the Company and of Toll, including any appropriate committees appointed thereby, and appropriate officers of the Company and of Toll have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or of Toll or result in a default under or breach of any agreement or instrument binding upon the Company or Toll and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Toll; (v) the applicable Indenture has been duly executed and


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Toll Brothers, Inc.
Toll Corp.
October 20, 1997
Page 4


          delivered by the Company, Toll and the Trustee thereunder; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the related Debt Underwriting Agreement or Debt Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of Toll, enforceable against Toll in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

          We note that, as of the date hereof, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

     3. With respect to the Guarantees relating to any Offered Debt Securities (the "Offered Guarantees"), when (i) the terms of the Offered Guarantees and of their issuance have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;


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Toll Brothers, Inc.
Toll Corp.
October 20, 1997
Page 5


          (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Guarantees and related matters; and (iii) the Offered Debt Securities to which the Offered Guarantees relate have been duly issued and sold and the purchase price therefore has been received by Toll, the Offered Guarantees will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Offered Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

     4. With respect to any shares of Common Stock (the "Offered Common Stock"), when (i) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock (the "Common Stock Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Common Stock is to be sold on an agency basis, the distribution agreement with respect to the Offered Common Stock (the "Common Stock Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto;
          (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of issuance of the shares of Offered Common Stock in conformity with the Certificate of Incorporation and Bylaws of the Company, so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) certificates representing the shares of the Offered Common Stock are duly executed, countersigned, registered and


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Toll Brothers, Inc.
Toll Corp.
October 20, 1997
Page 6

          delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Common Stock, when issued and sold in accordance with the related Common Stock Underwriting Agreement or Common Stock Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

     5. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock (the "Preferred Stock Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Preferred Stock is to be sold on an agency basis, the distribution agreement with respect to the Offered Preferred Stock (the "Preferred Stock Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a certificate of designations for the Offered Preferred Stock in the form required by applicable law (the "Certificate of Designations"); (iv) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, the Certificate of Designations and the Bylaws of the Company, so as not to violate any applicable law, the Certificate of Incorporation, the Certificate of Designations or the Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or Preferred Stock Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.


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Toll Brothers, Inc.
Toll Corp.
October 20, 1997
Page 7


     We hereby consent to the reference to our firm in the Registration Statement under the Prospectus captioned "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,



                                        WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP


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